Global Payments Reports Third Quarter 2017 Earnings and
Increases 2017 Outlook

ATLANTA, November 8, 2017 -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2017.
"We delivered another quarter of double digit organic adjusted net revenue growth, underscoring the ongoing successful execution of our technology enabled, software driven strategy," said Jeff Sloan, Chief Executive Officer. "Our integrated and vertical markets and ecommerce and omnichannel solutions businesses, which now comprise 40% of our adjusted net revenue, provide further opportunities for sustained share gains. Additionally, we are delighted with the pace of revenue cross-sell efforts around the world from our recent acquisitions, which positions us well for future growth."

Third Quarter 2017 Summary

•
GAAP revenues were $1,038.9 million, compared to $951.9 million in the third quarter of 2016; diluted earnings per share were $0.71 compared to $0.36 in the prior year; and operating margin was 16.6% compared to 12.6% in the third quarter of 2016.

•	Adjusted net revenue grew 12% to $930.4 million, compared to $828.4 million in the third quarter of 2016.

•	Adjusted earnings per share grew 29% to $1.15, compared to $0.89 in the third quarter of 2016.

•	Adjusted operating margin expanded 110 basis points to 31.3%.

2017 Outlook
“We are very pleased with our performance in the third quarter and year-to-date period, again delivering results in excess of our targets for the business,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “As a result of this strong performance and to reflect the impacts of the ACTIVE Network transaction, we are increasing our outlook for 2017. We now expect adjusted net revenue to range from $3.505 billion to $3.53 billion, or growth of 23% to 24% over 2016 and adjusted earnings per share to be in a range of $3.94 to $4.02, reflecting growth of 24% to 26% over 2016. We continue to expect adjusted operating margin to expand by as much as 120 basis points.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable December 29, 2017 to shareholders of record as of December 15, 2017.

Conference Call
Global Payments’ management will host a conference call today, November 8, 2017 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 10,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue, earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties.
Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors, our ability to update our services in a timely manner; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; change in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations; including without limitation difficulties and delays in integrating the Heartland or ACTIVE Network businesses or fully realizing cost savings and other benefits of the acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Transition Report on Form 10-K for the seven months ended December 31, 2016 and any subsequent SEC filings, which we advise you to review. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Isabel Janci		Amy Corn
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2017	2016	% Change	2017	2016	% Change

Revenues	$1,038,907	$951,885	9.1%	$2,920,910	$2,420,789	20.7%

Operating expenses:
Cost of service	493,883	469,980	5.1%	1,418,969	1,125,041	26.1%
Selling, general and administrative	372,553	361,516	3.1%	1,092,648	1,019,626	7.2%
	866,436	831,496	4.2%	2,511,617	2,144,667	17.1%

Operating income	172,471	120,389	43.3%	409,293	276,122	48.2%

Interest and other income	2,347	1,465	60.2%	5,787	45,312	(87.2)%
Interest and other expense	(40,764)	(45,609)	(10.6)%	(130,422)	(95,280)	36.9%
	(38,417)	(44,144)	(13.0)%	(124,635)	(49,968)	149.4%

Income before income taxes	134,054	76,245	75.8%	284,658	226,154	25.9%
Provision for income taxes	(15,692)	(14,021)	11.9%	(40,893)	(33,350)	22.6%
Net income	118,362	62,224	90.2%	243,765	192,804	26.4%
Less: Net income attributable to noncontrolling interests, net of income tax	(7,622)	(6,714)	13.5%	(17,302)	(15,150)	14.2%
Net income attributable to Global Payments	$110,740	$55,510	99.5%	$226,463	$177,654	27.5%

Earnings per share attributable to Global Payments:
Basic	$0.72	$0.36	100.0%	$1.48	$1.24	19.4%
Diluted	$0.71	$0.36	97.2%	$1.47	$1.23	19.5%

Weighted-average number of shares outstanding:
Basic	154,560	153,668		153,138	143,794
Diluted	155,402	154,530		154,079	144,731

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2017	2016	% Change	2017	2016	% Change

Adjusted net revenue	$930,411	$828,436	12.3%	$2,582,231	$2,024,346	27.6%

Adjusted operating income	$290,773	$249,943	16.3%	$767,260	$581,749	31.9%

Adjusted net income	$178,313	$137,925	29.3%	$452,714	$335,736	34.8%

Adjusted EPS	$1.15	$0.89	29.2%	$2.94	$2.32	26.7%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2017		September 30, 2016		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$764,902	$685,776	$718,977	$618,712	6.4%	10.8%
Europe	205,203	175,833	173,246	150,062	18.4%	17.2%
Asia-Pacific	68,802	68,802	59,662	59,662	15.3%	15.3%
	$1,038,907	$930,411	$951,885	$828,436	9.1%	12.3%

Operating income:
North America	$138,345	$216,870	$110,983	$188,197	24.7%	15.2%
Europe	76,214	83,130	63,727	71,017	19.6%	17.1%
Asia-Pacific	20,032	22,197	14,657	17,291	36.7%	28.4%
Corporate	(62,120)	(31,424)	(68,978)	(26,562)	(9.9)%	18.3%
	$172,471	$290,773	$120,389	$249,943	43.3%	16.3%

	Nine Months Ended
	September 30, 2017		September 30, 2016		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$2,162,911	$1,907,670	$1,770,957	$1,435,680	22.1%	32.9%
Europe	557,258	473,820	479,620	418,454	16.2%	13.2%
Asia-Pacific	200,741	200,741	170,212	170,212	17.9%	17.9%
	$2,920,910	$2,582,231	$2,420,789	$2,024,346	20.7%	27.6%

Operating income:
North America	$344,604	$574,391	$258,648	$409,302	33.2%	40.3%
Europe	196,394	219,305	172,293	199,612	14.0%	9.9%
Asia-Pacific	57,321	62,756	40,266	49,021	42.4%	28.0%
Corporate	(189,026)	(89,192)	(195,085)	(76,186)	(3.1)%	17.1%
	$409,293	$767,260	$276,122	$581,749	48.2%	31.9%

1 See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$1,186,050	$1,162,779
Accounts receivable, net of allowances for doubtful accounts of $1,423 and $1,092, respectively	296,366	275,032
Settlement processing assets	1,847,232	1,546,854
Prepaid expenses and other current assets	220,649	131,341
Total current assets	3,550,297	3,116,006
Goodwill	5,616,414	4,807,594
Other intangible assets, net	2,328,709	2,085,292
Property and equipment, net	577,188	526,370
Deferred income taxes	16,736	15,789
Other noncurrent assets	192,205	113,299
Total assets	$12,281,549	$10,664,350

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$487,513	$392,072
Current portion of long-term debt	93,408	177,785
Accounts payable and accrued liabilities	992,363	804,887
Settlement processing obligations	1,550,627	1,477,212
Total current liabilities	3,123,911	2,851,956
Long-term debt	4,677,910	4,260,827
Deferred income taxes	632,648	676,472
Other noncurrent liabilities	152,127	95,753
Total liabilities	8,586,596	7,885,008
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 158,762,894 issued and outstanding at September 30, 2017 and 152,185,616 issued and outstanding at December 31, 2016	—	—
Paid-in capital	2,376,331	1,816,278
Retained earnings	1,357,526	1,137,230
Accumulated other comprehensive loss	(202,508)	(322,717)
Total Global Payments shareholders’ equity	3,531,349	2,630,791
Noncontrolling interests	163,604	148,551
Total equity	3,694,953	2,779,342
Total liabilities and equity	$12,281,549	$10,664,350

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income	$243,765	$192,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	80,868	62,964
Amortization of acquired intangibles	249,095	173,345
Share-based compensation expense	30,771	26,060
Provision for operating losses and bad debts	37,203	26,069
Amortization of capitalized customer acquisition costs	32,863	9,337
Deferred income taxes	(51,093)	(30,504)
Gain on sale of investments	—	(41,150)
Other, net	34,190	26,790
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(6,070)	14,216
Settlement processing assets and obligations, net	(232,713)	(109)
Prepaid expenses and other assets	(12,605)	(27,474)
Capitalized customer acquisition costs	(65,697)	(45,425)
Accounts payable and other liabilities	19,546	(19,491)
Net cash provided by operating activities	360,123	367,432
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(563,009)	(1,825,975)
Capital expenditures	(136,612)	(102,442)
Proceeds from sale of investments	—	37,783
Proceeds from sales of property and equipment	37,520	—
Other, net	(48,056)	(1,409)
Net cash used in investing activities	(710,157)	(1,892,043)
Cash flows from financing activities:
Net proceeds from (repayments of) settlement lines of credit	77,397	(952)
Proceeds from long-term debt	1,713,324	3,263,045
Repayments of long-term debt	(1,386,721)	(1,110,258)
Payment of debt issuance costs	(9,520)	(58,448)
Repurchase of common stock	(32,811)	(130,314)
Proceeds from stock issued under share-based compensation plans	7,068	5,614
Common stock repurchased - share-based compensation plans	(21,171)	(15,622)
Proceeds from sale of subsidiary shares to noncontrolling interest	—	16,374
Distributions to noncontrolling interests	(9,301)	(10,216)
Dividends paid	(5,141)	(4,376)
Net cash provided by financing activities	333,124	1,954,847
Effect of exchange rate changes on cash	40,181	(7,142)
Increase in cash and cash equivalents	23,271	423,094
Cash and cash equivalents, beginning of the period	1,162,779	587,751
Cash and cash equivalents, end of the period	$1,186,050	$1,010,845

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2017
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$1,038,907	$(108,496)	$—	$—	$930,411

Operating income	$172,471	$2,008	$116,294	$—	$290,773

Net income attributable to Global Payments	$110,740	$2,008	$114,496	$(48,931)	$178,313

Diluted earnings per share attributable to Global Payments[4]	$0.71				$1.15

	Three Months Ended September 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$951,885	$(123,449)	$—	$—	$828,436

Operating income	$120,389	$—	$129,554	$—	$249,943

Net income attributable to Global Payments	$55,510	$—	$127,723	$(45,308)	$137,925

Diluted earnings per share attributable to Global Payments[4]	$0.36				$0.89

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2017, includes $2.0 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Earnings adjustments to operating income for the three months ended September 30, 2017 include $84.9 million in cost of service and $31.4 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $84.5 million, $0.3 million of acquisition and integration costs and employee termination costs of $0.1 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $9.9 million, acquisition and integration costs of $21.2 million and employee termination costs of $0.3 million.

Earnings adjustments to operating income for the three months ended September 30, 2016 include $87.0 million in cost of service and $42.6 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $86.2 million and employee termination costs and other adjustments of $0.8 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.4 million, acquisition and integration costs of $34.0 million and employee termination costs and other adjustments of $0.2 million.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments for the three months ended September 30, 2017 reflect the removal of a $7.7 million tax benefit associated with the vesting of share-based awards.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2017
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$2,920,910	$(338,679)	$—	$—	$2,582,231

Operating income	$409,293	$2,008	$355,959	$—	$767,260

Net income attributable to Global Payments	$226,463	$2,008	$357,372	$(133,129)	$452,714

Diluted earnings per share attributable to Global Payments[4]	$1.47				$2.94

	Nine Months Ended September 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$2,420,789	$(396,443)	$—	$—	$2,024,346

Operating income	$276,122	$—	$305,627	$—	$581,749

Net income attributable to Global Payments	$177,654	$—	$260,596	$(102,514)	$335,736

Diluted earnings per share attributable to Global Payments[4]	$1.23				$2.32

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2017, includes $2.0 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Earnings adjustments to operating income for the nine months ended September 30, 2017 include $252.8 million in cost of service and $103.2 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $250.7 million, employee termination costs of $1.8 million and acquisition and integration costs of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $31.1 million, acquisition and integration costs of $69.2 million and employee termination costs of $2.9 million. Net income attributable to Global Payments also reflects an adjustment to remove a non-cash charge of $6.8 million associated with the refinancing of our corporate credit facility.

Earnings adjustments to operating income for the nine months ended September 30, 2016 include $176.1 million in cost of service and $129.5 million in selling, general and administrative expenses. Adjustments to cost of service represent amortization of acquired intangibles of $175.0 million and employee termination costs and other adjustments of $1.1 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $25.0 million, acquisition and integration costs of $94.0 million, litigation related costs of $7.6 million and employee termination costs and other adjustments of $2.9 million. Net income attributable to Global Payments also reflects an adjustment to remove a gain on the sale of membership interests in Visa Europe of $41.2 million.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments for the nine months ended September 30, 2017 reflect the removal of a $2.4 million tax benefit associated with the elimination of a deferred tax liability and the removal of a $4.0 million tax benefit associated with the vesting of share-based awards. For the nine months ended September 30, 2016, income taxes on adjustments reflect the removal of a $10.9 million tax benefit associated with our decision to indefinitely reinvest earnings in Canada.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2017				Three Months Ended September 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$764,902	$(79,126)	$—	$685,776	$718,977	$(100,265)	$—	$618,712
Europe	205,203	(29,370)	—	175,833	173,246	(23,184)	—	150,062
Asia-Pacific	68,802	—	—	68,802	59,662	—	—	59,662
	$1,038,907	$(108,496)	$—	$930,411	$951,885	$(123,449)	$—	$828,436

Operating income:
North America	$138,345	$2,008	$76,517	$216,870	$110,983	$—	$77,214	$188,197
Europe	76,214	—	6,916	83,130	63,727	—	7,290	71,017
Asia-Pacific	20,032	—	2,165	22,197	14,657	—	2,634	17,291
Corporate	(62,120)	—	30,696	(31,424)	(68,978)	—	42,416	(26,562)
	$172,471	$2,008	$116,294	$290,773	$120,389	$—	$129,554	$249,943

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2017, includes $2.0 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Earnings adjustments to operating income for the three months ended September 30, 2017 include $84.9 million in cost of service and $31.4 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $84.5 million, $0.3 million of acquisition and integration costs and employee termination costs of $0.1 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $9.9 million, acquisition and integration costs of $21.2 million and employee termination costs of $0.3 million.

Earnings adjustments to operating income for the three months ended September 30, 2016 include $87.0 million in cost of service and $42.6 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $86.2 million and employee termination costs and other adjustments of $0.8 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.4 million, acquisition and integration costs of $34.0 million and employee termination costs and other adjustments of $0.2 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2017				Nine Months Ended September 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$2,162,911	$(255,241)	$—	$1,907,670	$1,770,957	$(335,277)	$—	$1,435,680
Europe	557,258	(83,438)	—	473,820	479,620	(61,166)	—	418,454
Asia-Pacific	200,741	—	—	200,741	170,212	—	—	170,212
	$2,920,910	$(338,679)	$—	$2,582,231	$2,420,789	$(396,443)	$—	$2,024,346

Operating income:
North America	$344,604	$2,008	$227,779	$574,391	$258,648	$—	$150,654	$409,302
Europe	196,394	—	22,911	219,305	172,293	—	27,319	199,612
Asia-Pacific	57,321	—	5,435	62,756	40,266	—	8,755	49,021
Corporate	(189,026)	—	99,834	(89,192)	(195,085)	—	118,899	(76,186)
	$409,293	$2,008	$355,959	$767,260	$276,122	$—	$305,627	$581,749

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2017, includes $2.0 million to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Earnings adjustments to operating income for the nine months ended September 30, 2017 include $252.8 million in cost of service and $103.2 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $250.7 million, employee termination costs of $1.8 million and acquisition and integration costs of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $31.1 million, acquisition and integration costs of $69.2 million and employee termination costs of $2.9 million.

Earnings adjustments to operating income for the nine months ended September 30, 2016 include $176.1 million in cost of service and $129.5 million in selling, general and administrative expenses. Adjustments to cost of service represent amortization of acquired intangibles of $175.0 million and employee termination costs and other adjustments of $1.1 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $25.0 million, acquisition and integration costs of $94.0 million, litigation related costs of $7.6 million and employee termination costs and other adjustments of $2.9 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2016 Actual	2017 Outlook	% Change
Revenues:
GAAP revenue	$3.37	$3.945 to $3.97	17% to 18%
Adjustments[1]	(0.53)	(0.44)
Adjusted net revenue	$2.84	$3.505 to $3.53	23% to 24%

Earnings Per Share ("EPS"):
GAAP diluted EPS	$1.37	$1.97 to $2.05	44% to 50%
Acquisition-related amortization expense, share-based compensation expense and other items[2]	1.82	1.97
Adjusted EPS	$3.19	$3.94 to $4.02	24% to 26%

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For 2017, includes adjustments to eliminate the effect of acquisition accounting fair value adjustments for software deferred revenue associated with the ACTIVE Network transaction.

2 Adjustments to Calendar 2016 GAAP diluted EPS include acquisition related amortization expense of $1.17, share-based compensation expense of $0.14 and net other items of $0.51, including merger-related costs of $0.62, a $0.16 adjustment to remove a gain on the sale of membership interests in Visa Europe and a $0.07 adjustment to remove a tax benefit associated with our decision to indefinitely reinvest earnings in Canada. Adjustments to 2016 GAAP diluted EPS also includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable. For 2017, includes the revenue adjustment described above and adjustments for acquisition-related amortization expense, share-based compensation expense, acquisition and integration costs, employee termination costs and certain income tax benefits.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.